Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (this “Agreement”) is dated as of August 11, 2010 among Jinhao Motor Company, a Nevada corporation (the “Company”), the investors listed on the Schedule of Buyers attached hereto as Exhibit A and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”), Mr. Tsoi Chak Shing (the “Major Shareholder”), Jinhao Power Holdings Limited, a British Virgin Islands company (the “BVI Company”), Jinhao Motorcycle Company Limited, a Hong Kong company (the “HK Company”), Guangdong Jinhao Motorcycle Co., Ltd., a Sino-Foreign Joint Venture organized under the laws of the PRC (“SFJV”) and Jinhao New Energy (Zhaoqing) Development Co, Ltd., a wholly foreign-owned enterprise organized under the laws of the PRC (the “WFOE,” and together with the Company, the BVI Company, the HK Company and SFJV, the “Existing Company Entities”).

     WHEREAS, subject to the terms and conditions set forth in this Agreement, and effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (as defined below) or Regulation S (as defined below), as the case may be, as promulgated by the Commission (as defined below) under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1
DEFINITIONS

     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

     “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, Governmental Body or administrative agency, regulatory authority (foreign, federal, state, county or local), stock market, stock exchange or trading facility.

     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.

     “Balance Sheet Date” has the meaning set forth in Section 3.1(h)(ii) .

     “Big Four Accounting Firm” means KPMG, PricewaterhouseCoopers, Deloitte Touche Tohmatsu or Ernst & Young, including their respective member firms in the PRC and Hong Kong, or any other global accounting firm agreed to by the Investors and the Company, in each case so long as it is registered with the Public Company Accounting Oversight Board.

     “Business Day” means any day except Saturday, Sunday or any day which is a legal holiday or a day on which banking institutions in the State of New York, Hong Kong, Singapore or the PRC are authorized or required by law or other governmental action to close.

     “Certificate of Designation” means a Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of the State of Nevada, setting forth the rights, preferences and privileges of the Series A Preferred Stock, in the form attached as Exhibit B hereto.

     “Closing” means the closing of the purchase and sale of the Units pursuant to Article 2.

     “Closing Date” means the date on which the Closing occurs.

     “Commission” means the United States Securities and Exchange Commission.

     “Common Stock” means the common stock of the Company, par value $0.001, per share.

     “Common Stock Equivalents” has the meaning set forth in Section 3.1(g) .

     “Company Deliverables” has the meaning set forth in Section 2.2(a) .

     “Company Entities” means the Company, the HK Company, SFJV, WFOE and all existing Subsidiaries of any such entities and any other entities which hereafter become Subsidiaries of any such entities.

     “Conversion Shares” means shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

     “Environmental Laws” means all applicable Legal Requirements, or other legally binding requirements, of the PRC or any other applicable jurisdiction, relating to: (1) the Release or threatened Release of Hazardous Substances; (2) the reporting, licensing and/or clean-up of such Release or otherwise relating to the generation, use, storage, disposal, transport or handling of Hazardous Substances; (3) occupational health and safety statutes and regulations; and (4) product related health and safety Laws and regulations.

     “Escrow Account” has the meaning set forth in Section 2.1(b) .

     “Escrow Agreement” means the escrow agreement by and among the Company, the Placement Agent and Citibank, N.A., Hong Kong Branch.

     “EV” has the meaning set forth in Section 4.4.

     “EV Laws” means all applicable Legal Requirements, or other legally binding requirements, of the PRC or any other applicable jurisdiction, relating to EVs.

     “Evaluation Date” has the meaning set forth in Section 3.1(cc) .

     “Exchange Cap” has the meaning set forth in Section 6.2 hereof.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Existing Company Entities” has the meaning set forth in the preamble. “Financial Statements” has the meaning set forth in Section 3.1(h)(ii) .

     “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction or political subdivision of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, board, agency, commission, instrumentality, official, organization, unit, body or entity) and any court, arbitrator or other tribunal, and any self regulatory organization.

     “Haoyan” means Zhaoqing Haoyan Industrial Co., Ltd., a PRC company.

     “Hazardous Substances” means (1) any oil, petroleum or petroleum product or petroleum derivatives, radioactive materials, asbestos, any equipment containing polychlorinated biphenyls and radon gas, and (2) any chemicals, materials or substances referred to as being toxic substances, hazardous wastes, hazardous materials, or hazardous substances, contaminants or pollutants or words of similar import under any Environmental Laws.

     “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

     “HK Company” has the meaning set forth in the preamble.

     “IFRS” means International Financial Reporting Standards adopted by the International Accounting Standards Board (IASB).

     “Incentives” has the meaning set forth in Section 3.1(t)(ii) .

     “Indemnification Agreement” means the Indemnification Agreement entered into by and among the Company and the Investor Director, in the form attached hereto as Exhibit F.

     “Indemnifying Party” and “Indemnifying Parties” have the meanings set forth in Section 4.5(a) .

     “Indemnified Party” and “Indemnified Parties” have the meanings set forth in Section 4.5(a) .

     “Intellectual Property Rights” has the meaning set forth in Section 3.1(o) .

     “Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page and set forth opposite such Investor’s name on Exhibit A to this Agreement.

     “Investment Company Act” means the Investment Company Act of 1940, as amended.

     “Investor Deliverables” has the meaning set forth in Section 2.2(b) .

     “Investor Director” means a member of the board of directors of the Company who, pursuant to the terms of the Investors Rights Agreement and the Certificate of Designation, is exclusively appointed by the Lead Investor.

     “Investors’ Rights Agreement” means the Investors’ Rights Agreement entered into by and among the Company, the Major Shareholder and the Investors, in the form attached hereto as Exhibit E.

     “Knowledge”, “to the Knowledge” or words of similar import means the actual and constructive knowledge, that would have been acquired when exercising the duties and responsibilities of the position of the relevant Person in a reasonable and diligent manner.

     “Lead Investor” means DBS Nominees (Private) Limited, a Singapore Company.

     “Legal Requirement” shall mean (i) any national, international, supra-national, federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, interpretation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded) and (ii) final judgments, orders, determinations or awards of any court, arbitral body, administrative body or tribunal from which there is no right of appeal or if there is a right of appeal such appeal is not prosecuted within the allowable time. Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

     “Lien” means any mortgage, lien, charge, encumbrance, security interest, pledge, easements, rights of first refusal, options, restrictions, defect of title, encumbrance or other charge of any kind.

     “Losses” has the meaning set forth in Section 4.5(a) .

     “Material Adverse Effect” means any change, event or effect that (i) is or would reasonably be expected to have a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) is or would reasonably be expected to have a material and adverse effect on the results of operations, assets, liabilities, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (iii) is or would reasonably be expected to have an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

     “Material Contract” has the meaning set forth in Section 3.1(v) .

     “OFAC” means the Office of Foreign Assets Control of the United States Treasury Department.

     “Outside Date” means the ninety (90) calendar day (if such calendar day is a Trading Day and if not, then the first Trading Day following such ninety (90) calendar day) following the date of this Agreement.

     “Per Unit Purchase Price” equals $4.37496.

     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

     “Placement Agent” means Hudson Securities, Inc.

     “Pledge Agreement” means the Pledge Agreement entered into by and among the Major Shareholder and the Investors, in the form attached hereto as Exhibit G.

     “PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau Special Administrative Region of the PRC.

     “PRC Entities” means SFJV or the WFOE.

     “Proceeding” means an action, claim, suit, investigation or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     “Regulation D” means Regulation D under the Securities Act or any successor provision.

     “Regulation S” means Regulation S under the Securities Act or any successor provision.

     “Reimbursable Fees and Expenses” means, with respect to each Investor, fees and expenses of such Investor and its advisors relating to the transactions contemplated by the Transaction Documents, which shall be agreed on between the Investors and the Company before the Closing.

     “Release” means any release, spill, leak, emission, discharge, injection, escape, leach, emptying, pumping, pouring, dumping or other disposal.

     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     “SAIC” means the State Administration for Industry and Commerce of the PRC or, with respect to the issuance of any business license or filing or registration to be effected with or by the State Administration for Industry and Commerce, any Governmental Body which is similarly competent to issue such business license or accept such filing or registration under the laws of the PRC, including its relevant local bureaus, as applicable.

     “SEC Reports” has the meaning set forth in Section 3.1(h) .

     “Securities” means the Series A Preferred Stock and the Warrants.

     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Series A Preferred Stock” means the Series A Redeemable Convertible Preferred Stock of the Company, par value $0.001 per share.

     “SFJV” has the meaning set forth in the preamble.

     “Shares” means the Conversion Shares and the Warrant Shares.

     “Short Sales” include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

     “Subsidiary” means with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns more than fifty percent (50%) of the issued and outstanding authorized capital, share capital, voting interests or registered capital.

     “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (i) any income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, governmental fee or other like assessment or charge in the nature of tax, or other tax of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Tax Authority, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     “Tax Authority” means any United States, British Virgin Islands, PRC, Hong Kong or other local or foreign Governmental Body or regulatory body responsible for the imposition of any Taxes.

     “Tax Return” means any return, declaration, report, claim for refund, information return or similar statement filed or required to be filed with respect to any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

     “Trading Market” means whichever of the New York Stock Exchange, NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board, or the Hong Kong Stock Exchange (main board), the Singapore Exchange, on which the Common Stock is listed or quoted for trading on the date in question.

     “Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, the Indemnification Agreement and the Investors’ Rights Agreement.

     “Units” has the meaning set forth in Section 2.1(a) .

     “VIE Documents” means the following documents: (i) exclusive option agreement by and between the WFOE, Haoyan and SFJV dated as of July 19, 2010, (ii) Shareholder’s Right Proxy and Operation Management Service Agreement by and between the WFOE, Haoyan and SFJV dated as of July 19, 2010, and (iii) share pledge agreement by and between the WFOE, Haoyan and SFJV dated as of July 19, 2010.

     “Warrants” means the Common Stock purchase warrants in the form of Exhibit C, which are issuable to the Investors at the Closing.

     “Warrant Shares” means shares of Common Stock issuable upon exercise of the Warrants, subject to adjustments as set forth in the Warrants.

     “WFOE” has the meaning set forth in the preamble.

ARTICLE 2
PURCHASE AND SALE

     2.1 Purchase Price and Closing.

          (a) Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Investors and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Investors, severally but not jointly, agree to purchase, an aggregate of 6,857,204 of Units (the “Units”), each consisting of (i) one (1) share of Series A Preferred Stock convertible into one (1) share of Common Stock and (ii) a Warrant to purchase one-half (0.5) share of Common Stock.

          (b) The Closing of the purchase and sale of the Units to be acquired by the Investors from the Company under this Agreement shall take place at the offices of Simpson Thacher & Bartlett LLP, 35th Floor, ICBC Tower, 3 Garden Road, Central Hong Kong, at 10 a.m., Hong Kong time on such date as the Investors and the Company may agree upon; provided, that all of the conditions set forth in Article 5 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Investor (x) a certificate evidencing a number of shares of Series A Preferred Stock as determined pursuant to Section 2.2(a)(i) hereof, and (y) a Warrant to purchase such number of shares of Common Stock as determined pursuant to Section 2.2(a)(ii) hereof. At or prior to the Closing, each Investor shall deliver its Investment Amount, after deducting its Reimbursable Fees and Expenses, by wire transfer to the escrow account (the “Escrow Account”) mutually agreed by the Company and the Placement Agent:

Pay to: Citibank, N.A., New York
SWIFT code: CITIUS33
For Account of: Citibank, N.A., Hong Kong
SWIFT Code: CITIHKHX
For Further Credit to: Citi AT Escrow Jinhao/Hudson
Account Number: 61704857
Reference: Attn : Regional Loans Agency, Jinhao/Hudson escrow acc

          For the avoidance of doubt, receipt of the aforementioned amounts by the Company shall constitute receipt of the full purchase price for the Units.

          (c) No Fractional Shares. Notwithstanding anything to the contrary herein, no certificate or scrip representing fractional shares of the Series A Preferred Stock or Warrant shall be issued and any such fractional share will be rounded up to the nearest whole number.

          (d) Regulation D and Regulation S. The Company and the Investors are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Regulation D or Regulation S, as the case may be, as promulgated by the Commission under the Securities Act.

     2.2 Closing Deliveries.

          (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

               (i) a certificate representing the shares of Series A Preferred Stock equal to such Investor’s Investment Amount divided by the Per Unit Purchase Price as is set forth opposite the name of such Investor on Exhibit A attached hereto;

               (ii) a Warrant to purchase such number of shares of Common Stock equal to 50% of such Investor’s Investment Amount divided by the Per Unit Purchase Price, as is set forth opposite the name of such Investor on Exhibit A attached hereto;

               (iii) an officer’s certificate, in agreed form, certifying the satisfaction of each of the conditions precedent to the Investors’ obligation to purchase Shares;

               (iv) the Investors’ Rights Agreement, duly executed by the Company, the Major Shareholder and the Investors;

               (v) the Pledge Agreement, duly executed by the Major Shareholder and the Investors; and

               (vi) the Indemnification Agreement, duly executed by the Company and the Investor Director.

          (b) At or prior to the Closing, each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

               (i) Such Investor’s investor questionnaire substantially in the form of Exhibit D hereto;

               (ii) such Investor’s Investment Amount, after deducting such Investors’ Reimbursable Fees and Expenses, in immediately available funds, by wire transfer to the Escrow Account; and

               (iii) the Investors’ Rights Agreement, duly executed by such Investor.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. Subject to exceptions set forth on the Disclosure Schedules attached hereto as Schedule 1 (the “Disclosure Schedules”) or in the SEC Reports (as hereinafter defined), each of the the Major Shareholder and the Existing Company Entities (the “Warrantors”) jointly and severally makes the following representations and warranties to each Investor as of the date hereof and as of the Closing Date:

          (a) Subsidiaries. The Existing Company Entities have no direct or indirect Subsidiaries other than as disclosed in Section 3.1(a) of the Disclosure Schedules. Except as disclosed in Section 3.1(a) of the Disclosure Schedules, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid except as permitted under PRC laws, non-assessable and free of preemptive and similar rights.

          (b) Organization and Qualification. Except as disclosed in Section 3.1(b) of the Disclosure Schedules, each of the Existing Company Entities is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. No Existing Company Entity is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each Existing Company Entity is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

          (c) Authorization; Enforcement. The Company has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each Transaction Document to which it is a party and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Documents, by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company in connection with such authorization. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Legal Requirement relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

          (d) No Conflicts. Except as set forth on Section 3.1(d) of the Disclosure Schedules, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s, or any Existing Company Entity’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any of the debt of any Existing Company Entity’s debt or otherwise) or other understanding to which any of the Existing Company Entities is a party or by which any property or asset of any of the Existing Company Entities is bound or affected, or (iii) result in a violation of any Legal Requirement, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of any Existing Company Entity is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. It is understood that the failure by the Company to timely make payments of cash dividends on the Series A Preferred Stock would be a Material Adverse Effect for purposes of the foregoing sentence and Section 3.1(d) of the Disclosure Schedules contains an explanation of the Company’s intended method of transmitting dividend payment funds from the PRC to the holders from time to time of the Series A Preferred Stock.

          (e) Filings, Consents and Approvals. None of the Existing Company Entities is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Body in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more registration statements in accordance with the requirements of this agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.3, (v) such filing as required to be made under the rules and regulations of the applicable Trading Market, and (vi) those that have been made or obtained prior to the date of this Agreement.

          (f) Issuance of the Securities. The Securities have been duly authorized and when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Warrants are valid and binding obligations of the Company, enforceable in accordance with their terms. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to all Securities sold to the Investors.

          (g) Capitalization.

                    (i) The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified on Section 3.1(g)(i) of the Disclosure Schedules. Except as specified on Section 3.1(g)(i) of the Disclosure Schedules, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified on Section 3.1(g)(i) of the Disclosure Schedules, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock (“Common Stock Equivalents”). The sale of Shares to the Investors will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Placement Agent pursuant to the placement agent agreement dated as of November 16, 2009) or result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

               (ii) Immediately before the Closing, the authorized capital of the Company shall consist of 200,000,000 shares of Common Stock with a par value of US$0.001 each, 48,000,436 of which will be issued and outstanding, and 7,000,000 shares of Series A Preferred Stock with a par value of US$0.001 each, none of which will be issued and outstanding. Section 3.1(g)(ii) of the Disclosure Schedules sets forth the capitalization of the Company immediately before the Closing, including the number of shares of the following: (1) issued and outstanding Common Stock (or other equity interests (whether in the form of securities convertible into, exchangeable or exercisable for shares of Common Stock or other equity interests)), (2) issued and outstanding share options, (3) share options not yet issued but reserved for issuance, including vesting schedule and exercise price and (4) issued and outstanding warrants.

          (h) SEC Reports; Financial Statements.

               (i) The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions contemplated by the Transaction Documents and quarterly releases of financial results) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. All documents required to be filed as exhibits to the SEC Reports have been filed as required. As of their respective dates, the SEC Reports complied, as to form, in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and each Subsidiary included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with IFRS applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS for full year financial statements, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

               (ii) Each Existing Company Entity has delivered to the Lead Investor (x) its consolidated financial statements (including balance sheet, income statement and statement of cash flow, and the notes thereto) as at and for the fiscal years ended December 31, 2007, 2008 and 2009; and (y) its consolidated management account for the six months ended June 30, 2010 (the “Balance Sheet Date”) (collectively, the “Financial Statements”). The foregoing has been prepared in accordance with IFRS throughout the periods indicated. The Financial Statements are complete and correct in all material respects and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year end audit adjustments.

          (i) Material Changes. Since the Balance Sheet Date, except as disclosed in the SEC Reports and the Disclosure Schedules, there has been not been:

               (i) any event, occurrence, fact, condition, change, effect or development that, individually or in the aggregate, has or could become or result in a Material Adverse Effect;

               (ii) any liabilities (contingent or otherwise) incurred by any Existing Company Entity other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS;

               (iii) any alteration of any method of accounting or the identity of any auditors, legal counsels, brokers, and consultants of any Existing Existing Company Entity;

               (iv) any declaration, setting aside or payment or other distribution in respect of any of the capital stock of any Existing Company Entity, or any direct or indirect redemption, purchase, or other acquisition of any of such capital stock by any Existing Company Entity;

               (v) any material damage, destruction or loss, whether or not covered by insurance;

               (vi) any waiver or compromise by any Existing Company Entity of a valuable right or of a material debt owed to it;

               (vii) any satisfaction or discharge of any Lien or claim or payment of any obligation by any Existing Company Entity, except in the ordinary course of business;

               (viii) any material change to a contract or agreement by which any Existing Company Entity or any of its assets is bound or subject;

               (ix) any material change in any compensation arrangement or agreement with any employee, officer, or director of any Existing Company Entity;

               (x) any resignation or termination of employment of any senior officer, executive or other key employee of any Existing Company Entity;

               (xi) any mortgage, pledge, transfer of a security interest in, or other Lien, created by any Existing Company Entity, with respect to any of its properties or assets, except Liens for taxes not yet due or payable and Liens that arise in the ordinary course of business and do not materially impair such Existing Company Entity’s ownership or use of such property or assets;

               (xii) any loans or guarantees made by any Existing Company Entity to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (xiii) any sale, assignment or transfer of any intellectual property owned by any Existing Group Entity outside the ordinary course of business;

               (xiv) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of any Existing Group Entity; or

               (xv) any arrangement or commitment by any Existing Group Entity to do any of the things described in this Section 3.1(i) .

          (j) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed in the SEC Reports and the Disclosure Schedules, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Existing Company Entities, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed in the SEC Reports and the Disclosure Schedules. There has not been and to the Knowledge of the Company, there is not pending any investigation by the Commission involving any Existing Company Entity or any current or former director or officer of an Existing Company Entity (in his or her capacity as such).

          (k) Labor Relations. No material labor dispute exists or, to the Knowledge of the Existing Company Entities, is imminent with respect to any of the employees of the Existing Company Entities.

          (l) Compliance. Except as disclosed in Section 3.1(l) of the Disclosure Schedules, none of the Existing Company Entities (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by an Existing Company Entity under), nor has any Existing Company Entity received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including all federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case, such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

          (m) Regulatory Permits. Except as disclosed in Section 3.1(m) of the Disclosure Schedules, the Existing Company Entities possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Existing Company Entities have not received any notice of proceedings relating to the revocation or modification of any such permits.

          (n) Title to Assets. Except as disclosed in Section 3.1(n) of the Disclosure Schedules, the Existing Company Entities own or have valid land use rights to all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Existing Company Entities. Except as disclosed in Section 3.1(n) of the Disclosure Schedules, the Existing Company Entities have paid all land grant premiums in full (and there are no such amounts outstanding), obtained all granted land use rights as listed on Section 3.1(n) of the Disclosure Schedules and complied with all land grant conditions and land use conditions in relation to its properties, and all such land use rights are valid, binding and enforceable in accordance with their respective terms. Any real property and facilities held under lease by the Existing Company Entities are held by them under valid, subsisting and enforceable leases.

          (o) Patents and Trademarks. The Existing Company Entities have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with their respective businesses and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. No Existing Company Entity has received a written notice that the Intellectual Property Rights used by such Existing Company Entity violates or infringes upon the rights of any Person. Except as set forth in SEC Reports and the Disclosure Schedules, to the Knowledge of the Existing Company Entities, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

          (p) Insurance. Section 3.1(p) of the Disclosure Schedules contains a true and complete list (including the names and addresses of the insurers, the expiration date thereof, the annual premiums and payment terms thereof and a brief description of the interests insured thereby) of property and other insurance policies currently in effect that insure the business, operations or employees of each Existing Company Entity or affect or relate to the ownership, use or operation of any of the material assets or properties of any Existing Company Entity and that (i) have been issued to any Existing Company Entity or (ii) have been issued to any Person (other than a Existing Company Entity) for the benefit of any Existing Company Entity. The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by the Transaction Documents to be delivered or executed on or prior to the Closing. Each policy listed in Section 3.1(p) of the Disclosure Schedules is valid and binding and in full force and effect, no premiums due thereunder have not been paid and none of the respective Company Entities to whom any such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in Section 3.1(p) of the Disclosure Schedules were placed with financially sound and reputable insurers at the relevant time when the insurance policies were placed and, in light of the respective assets and properties of the Existing Company Entities, are in amounts and have coverages that are reasonable and customary for the assets and properties of similar businesses and operations in the PRC. None of the Existing Company Entities has received any notice that any insurer under any policy referred to in this Section 3.1(p) is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. The insurance policies listed in Section 3.1(p) of the Disclosure Schedules are sufficient in term of coverage amount and to the extent required by all applicable Legal Requirements, and to the extent it is normal to do so by companies engaged in business of a nature and scale similar to the Existing Company Entities for the assets and properties.

          (q) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock underlying the Securities for resale by the Investors under the Securities Act.

          (r) Certain Fees. Except as described in Section 3.1(r) of the Disclosure Schedules, no brokerage or finder’s fees or commissions are or will be payable by the Existing Company Entities to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(r) that may be due in connection with the transactions contemplated by this Agreement.

          (s) Transactions with Affiliates and Employees. Except as described in the SEC Reports and the Disclosure Schedules, none of the officers or directors of the Company, and none of the employees of the Company, is presently a party to any transaction of a value of $50,000 or greater with the Company or any of its Subsidiaries which would be required to be reported under Item 404 Regulation S-K (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or any entity in which any officer, director, or such employee or 5% or more shareholder has a substantial interest or is an officer, director, trustee or partner. None of the Existing Company Entities owes any money or other compensation to any of their respective officers or directors or shareholders, except to the extent of ordinary course compensation arrangements and reimbursement for expenses incurred on behalf of the Company.

          (t) Tax Returns and Payments.

               (i) Except as disclosed in Section 3.1(t)(i) of the Disclosure Schedules, each of the Existing Company Entities, has timely filed all Tax Returns required pursuant to applicable Legal Requirement to be filed with any Tax Authority, all such Tax Returns are accurate, complete and correct in all material respects, and each Existing Company Entity, has timely paid all Taxes due and owing. Since their respective date of incorporation, none of the Existing Company Entities has incurred any Taxes or assessments other than in the ordinary course of business. Each Existing Company Entity (1) has timely, properly and accurately withheld and collected, from payments made to any employee, independent contractor, creditor, shareholder or any other applicable person, the amount of Taxes (including, but not limited to, United States, the British Virgin Islands, the PRC and Hong Kong income Taxes and other local or foreign Taxes) required to be withheld or collected therefrom that, individually or in the aggregate, would have a Material Adverse Effect, and (2) has timely paid the same to the proper Tax Authority.

               (ii) Section 3.1(t) of the Disclosure Schedules lists each jurisdiction in which any Existing Company Entity benefits from Incentives and describes the details of such Incentives. No non-compliance with the terms and conditions of any of such Incentives exists which would result in any Existing Company Entity losing any of the benefits of any of such Incentives or such Incentives not being available to any of the Existing Company Entities in the future, and no Existing Company Entity has received any written notice from any Governmental Authority claiming that such Incentives were not, or will not in the future, be available. To the Company’s Knowledge, the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Incentives, nor will it cause any such Incentive to lapse or result in a requirement to repay any Incentives already received. For purposes of this Agreement, the term “Incentives” means exemptions from taxation, Tax holidays, reduction in Tax rate or similar Tax reliefs and other financial grants, subsidies or similar incentives granted by a Governmental Authority, solely relating to Taxes.

               (iii) There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations or claims relating to Taxes or any Tax Returns of the Existing Company Entities (or in which the Existing Company Entities are included) now pending, and none of the Existing Company Entities has received any written notice, or has Knowledge of any threatened or proposed Tax audit, examination, refund litigation, investigation, claim, administrative proceeding or adjustment in controversy relating to Taxes with respect to any of the Existing Company Entities. There is no agreement in effect to extend the period of limitations for the assessment or collection of any Tax for which each Existing Company Entity may be liable.

               (iv) The Company has made available to the Lead Investor true and correct copies of all material income Tax Returns filed by the Existing Company Entities for the fiscal years starting from 2007. Each of the Existing Company Entities has made available to the Lead Investor copies of all examination or audit reports, and statements of deficiencies assessed against or agreed to by any of the Existing Company Entities received since 2007, and each of Existing Company Entities will make available to the Lead Investor all materials with respect to the foregoing for all matters arising after the date hereof through the Closing Date.

               (v) No claim, which remains unresolved, has ever been made by any authority in any jurisdiction where none of the Existing Company Entities files Tax Returns that an Existing Company Entity is required to file Tax Returns or that it is or may be subject to taxation by that jurisdiction.

               (vi) None of the Existing Company Entities has any liability (including potential liability) for any Tax or any portion of a Tax (or any amount calculated with reference to any portion of a Tax) of any Person other than each of the Existing Company Entities as transferee or successor, by contract, intercompany account system or otherwise.

               (vii) None of the Existing Company Entities has any liability for the Taxes of any Person under U.S. Treasury Regulation Section 1.1502 -6 (or any similar provision of state, local or foreign Legal Requirements).

          (u) Customers and Suppliers

               (i) Section 3.1(u)(i) of the Disclosure Schedules sets forth a true, correct and complete list of the Company’s twenty (20) most significant customers (excluding export agents and as measured by annual revenue) during the twelve (12) month period ended on December 31, 2009 and the six (6) month period ended on June 30, 2010. No material customer of any of the Existing Company Entities has indicated their intention to diminish their relationship with such Existing Company Entity and none of the Existing Company Entities has any Knowledge from which it could reasonably conclude that any such customer relationship may be adversely affected.

               (ii) Section 3.1(u)(ii) of the Disclosure Schedules sets forth a true, correct and complete list of the Company’s twenty (20) most significant suppliers (as measured by annual spending) during the twelve (12) month period ended on December 31, 2009 and the six (6) month period ended on June 30, 2010. No material supplier of any of the Existing Company Entities has indicated their intention to diminish their relationship with such Existing Company Entity and none of the Existing Company Entities has any Knowledge from which it could reasonably conclude that any such supplier relationship may be adversely affected.

          (v) Material Contracts.

               (i) Section 3.1(v) of the Disclosure Schedules lists all contracts to which any Existing Company Entity is a party or by which any of their respective properties or assets may be bound or affected that (1) cannot be terminated on less than thirty (30) days notice and involves payment of US$500,000 (or the equivalent thereof in another currency), (2) involves payments (or a series of payments), contingent or otherwise, of US$1,000,000 (or the equivalent thereof in another currency) or more with respect to a series of related agreements, in cash, property or services, (3) is with a Governmental Body, (4) limits or restricts any Existing Company Entity’s ability to compete or otherwise conduct its business as now conducted and as presently proposed to be conducted in any manner, time or place, or that contains any exclusivity provision, (5) grants a power of attorney, agency or similar authority, in each case, in written form other than out of the ordinary course of business, (6) relates to indebtedness of US$3,800,000 or more for money borrowed, provides for an extension of credit, provides for indemnification or any guaranty, or provides for a “keep well” or other agreement to maintain any financial condition of another Person, (7) relates to Intellectual Property Rights (other than “shrink-wrap” or “off-the-shelf” commercially available software), (8) is an insurance policy other than out of the ordinary course of business, (9) grants the right to manufacture, produce, assemble, market or sells its products to any other Person other than out of the ordinary course of business or affect the exclusive right of the Existing Company Entity to develop, manufacture, assemble, distribute, market or sell its products, (10) is otherwise outside the ordinary course of business, (11) is otherwise material to any Existing Company Entity or is an agreement on which any Existing Company Entity is substantially dependent, or (12) is a commitment to enter into any of the agreements identified in (1) through (11) above (each of the foregoing, a “Material Contract”).

               (ii) A true, fully-executed copy of each Material Contract has been made available for review to the Lead Investor. Each Material Contract is a valid and binding agreement of the Existing Company Entity that is a party thereto, the performance of which does not and will not violate any applicable Legal Requirement, and is in full force and effect, and such Existing Company Entity has duly performed in all material respects all of its obligations under each Material Contract to the extent that such obligations to perform have accrued or not waived by the contracting party of such Material Contract, and no breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by such Existing Company Entity or to the Knowledge of the Company, any other party or obligor with respect thereto, has occurred, or to the Knowledge of the Company as a result of this Agreement or performance hereof will occur. No Existing Company Entity has given notice (whether or not written) that it intends to terminate a Material Contract. No Existing Company Entity has received any notice (whether or not written) that (1) it has breached, violated or defaulted under any Material Contract or (2) any other party thereto intends to terminate such Material Contract.

          (w) No Additional Agreements. None of the Existing Company Entities has any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

          (x) Undisclosed Liabilities. No Existing Company Entity has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the financial statements described in Section 3.1(h) hereof to the extent required to be so reflected or reserved against in accordance with IFRS as of the Balance Sheet Date.

          (y) Environmental, Health and Safety Laws.

               (i) The Existing Company Entities are in compliance in all material respects with Environmental Laws.

               (ii) None of the Existing Company Entities has Released, generated or disposed of any Hazardous Substance in a manner which would reasonably be expected to give rise to a material liability under or relating to any Environmental Laws. To the Knowledge of the Company after due inquiry, no Release of any Hazardous Substances has occurred on or from the properties or other assets owned by any Existing Company Entity or otherwise leased or used by any Existing Company Entity which would reasonably be expected to give rise to a material liability under or relating to any Environmental Laws.

               (iii) There is no claim, notice of violation or administrative proceeding under or relating to Environmental Laws pending or, to the Knowledge of the Company after due inquiry, threatened against any Existing Company Entity or, to the Knowledge of the Company after due inquiry, pending or threatened against any other Person whose liability for any environmental claim any Existing Company Entity has retained or assumed either contractually or by operation of law (including any capital or operating expenditures required for clean-up, closure of properties or compliance with such Environmental Laws or to acquire or comply with the terms and conditions of any permit, certificate, authorization, registration, or approval under any such Laws, any constraints on operating activities and any potential liabilities to third parties). To the Knowledge of the Company after due inquiry, no facts or circumstances exist which would give rise to such claim, notice of violation or administrative proceeding. Except as would not reasonably be expected to give rise to a material liability under or relating to any Environmental Laws, to the Knowledge of the Company after due inquiry (i) no real property currently or formerly owned, occupied, operated or leased by any Existing Company Entity has been impacted by any Release or threatened Release of any Hazardous Substance, and (ii) no such real property or other assets or equipment currently or formerly owned, occupied, operated, used or leased by any Existing Company Entity have involved the use or storage of radioactive substances, asbestos or any polychlorinated biphenyl.

          (z) Foreign Corrupt Practices Act. None of the Existing Company Entities nor to the Knowledge of the Company, any agent or other person acting on behalf of the Existing Company Entities, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, or any such Existing Company Entity (or made by any Person acting on their behalf of which the Company is aware) or, to the Knowledge of the Existing Company Entities, any members of their respective management which is in violation of any Legal Requirement, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Existing Company Entities.

          (aa) Investment Company Status. The Company is not, and immediately after receipt of payment for the Securities issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act, and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

          (bb) OFAC. No Existing Company Entity, or, to the Knowledge of the Company, any other Existing Company Entity Affiliate is currently subject to any regulation or statute administered by OFAC (“U.S. Economic Sanctions”). The Existing Company Entities derive no revenues from the governments, entities or nationals of Cuba, Sudan, Iran, Myanmar or any other country with respect to which U.S. persons, as defined in U.S. Economic Sanctions, are prohibited from doing business and the Existing Company Entities have no assets located in any such countries. The Existing Company Entities will not take any action with respect to the use of the proceeds from the sale of the Securities that would result in a violation by any Investor of any U.S. Economic Sanctions, including, without limitation, using the proceeds of the sale of the Securities to fund, any business activities with, or for the benefit of, a government, national, resident or legal entity of Cuba, Sudan, Iran, Myanmar, or any other country with respect to which U.S. persons, as defined in U.S. Economic Sanctions, are prohibited from doing business.

          (cc) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the best Knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

          (dd) Other Representations and Warranties Relating to WFOE.

               (i) All material consents, approvals, authorizations or licenses requisite under PRC Legal Requirements for the due and proper establishment and operation of WFOE have been duly obtained from the relevant PRC Governmental Bodies and are in full force and effect.

               (ii) All filings and registrations with the PRC Governmental Bodies required in respect of WFOE and its capital structure and operations including, without limitation, the registration with the Ministry of Commerce, the State Administration of Industry and Commerce and or their respective local divisions of Commerce, the State Administration of Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC Legal Requirements, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

               (iii) Except as disclose in Section 3.1(dd)(iii) of the Disclosure Schedules, WFOE has complied with all relevant PRC Legal Requirements regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Bodies. There are no outstanding commitments made by the Company or any Subsidiary (or any of their shareholders) to sell any equity interest in WFOE.

               (iv) WFOE has not received any letter or notice from any relevant PRC Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Body for non-compliance with the terms thereof or with applicable PRC Legal Requirements, or the lack of compliance or remedial actions in respect of the activities carried out by WFOE.

               (v) WFOE has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant Legal Requirements and with all requisite licenses and approvals granted by competent PRC Governmental Bodies in all material respects. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of WFOE’s business which is subject to periodic renewal, the Company has no Knowledge of any reasons related to the WFOE for which such requisite renewals will not be granted by the relevant PRC Governmental Bodies.

               (vi) With regard to employment and staff or labor, WFOE has complied with all applicable PRC Legal Requirements in all material respects, including without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

          (ee) Other Representations and Warranties Relating to SFJV.

               (i) All material consents, approvals, authorizations or licenses requisite under PRC Legal Requirements for the due and proper establishment and operation of SFJV have been duly obtained from the relevant PRC Governmental Bodies and are in full force and effect.

               (ii) All filings and registrations with the PRC Governmental Bodies required in respect of SFJV and its capital structure and operations including, without limitation, the registration with the National Development and Reform Commission, Ministry of Commerce, the State Administration of Industry and or their respective local divisions of Commerce, the State Administration of Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC Legal Requirements, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

               (iii) SFJV has complied with all relevant PRC Legal Requirements regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Bodies. Except for those transactions as a necessity to comply with PRC’s foreign investment restrictions subject to and contingent on the Closing, there are no outstanding commitments made by the Company or any Subsidiary (or any of their shareholders) to sell any equity interest in SFJV.

               (iv) SFJV has not received any letter or notice from any relevant PRC Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Body for non-compliance with the terms thereof or with applicable PRC Legal Requirements, or the lack of compliance or remedial actions in respect of the activities carried out by SFJV.

               (v) Except as disclosed in Section 3.1(ee)(v) of the Disclosure Schedules, SFJV has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant Legal Requirements and with all requisite licenses and approvals granted by competent PRC Governmental Bodies in all material respects. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of SFJV’s business which is subject to periodic renewal, the Company has no Knowledge of any reasons related to the SFJV for which such requisite renewals will not be granted by the relevant PRC Governmental Bodies.

               (vi) Except as set forth on Section 3.1(ee)(vi) of the Disclosure Schedules, with regard to employment and staff or labor, SFJV has complied with all applicable PRC Legal Requirements in all material respects, including without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

          (ff) Acknowledgement Regarding Investors’ Trading Activity. Except as set forth in Section 3.2(f), anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Investors with applicable law, it is understood and agreed by the Company (i) that past or future open market or other transactions by any Investor, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (ii) that any Investor, and counter parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Investors may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.

          (gg) Manipulation of Price. The Company has not, and to its Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the Placement Agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than commissions payable to the Placement Agent.

          (hh) Disclosure. Other than the Transactions contemplated by the Transaction Documents, the Company confirms that neither it nor, to its Knowledge, any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors in connection with the transactions contemplated hereunder regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (ii) Other Representations and Warranties Relating to Major Shareholder. Except as set forth in Section 3.1(ii) of the Disclosure Schedule, none of Jiangmen Jinhao Motorcycle Co., Ltd. ( ) or Shenzhen Jinhao Dawang Export & Import Co., Ltd. ( ) competes, or has ever competed, with the business of manufacture of motorcycle, motor and components, electric vehicle, electric vehicle components (including without limitation frequency-variable controller), battery, agricultural machine, diesel engine, generator, stern engine and agricultural tractor.

     3.2 Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as of the date hereof and as of Closing Date as follows:

          (a) Organization; Authority. If such Investor is a business entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

          (b) Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view towards, or resale in connection with, a public sale or distribution of such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

          (c) Investor Status. At the time such Investor was offered the Securities, it was an “accredited investor” as defined in Rule 501(a) under the Securities Act or is not a “U.S. person” within the meaning of Regulation S. Such Investor is not a registered broker dealer under Section 15 of the Exchange Act.

          (d) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio.

          (e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Schedules and SEC Reports (the “Disclosure Materials”) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truthfulness, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

          (f) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including any Short Sales involving the Company’s securities) since the time that such Investor was first contacted by the Company, the Placement Agent, or any other Person acting on behalf of the Company regarding the investment in the Company contemplated by this Agreement. Such Investor covenants that, other than the transactions contemplated under the Transaction Documents, neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

          (g) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel, or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

          (h) Rule 144. Such Investor understands that the Securities cannot be sold unless such Securities are registered under the Securities Act, an exemption from registration is available or such sale is not subject to the Securities Act. Such Investor acknowledges that it is familiar with Rule 144 and that such Investor has been advised that Rule 144 permits resales only under certain circumstances.

          (i) General. Such Investor understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Securities. Such Investor understands that no United States federal or state agency or any Governmental Body has passed upon or made any recommendation or endorsement of the Securities.

          (j) Regulation S. If such Investor is not a U.S. Person (as such term is defined in Section 902(a) of Regulation S), such Investor (i) acknowledges that the certificate(s) representing or evidencing the Securities contain a customary restrictive legend restricting the offer, sale or transfer of any Securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by such Investor of the Securities shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Securities was made to such Investor outside of the United States, and such Investor was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase Securities in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Section 902(a) and 902(c), respectively, of Regulation S), (vi) has purchased the Securities for its own account and not for the account or benefit of any U.S. Person, (vii) has not pre-arranged any sale with an investor in the United States, and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, each Investor understands that the statutory basis for the exemption claimed for the sale of the Securities would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

ARTICLE 4
OTHER AGREEMENTS OF THE PARTIES

     4.1 Compliance with Securities Laws.

          (a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities, other than pursuant to an effective registration statement, pursuant to Rule 144, or to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the substance of which opinion shall be reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under Regulation D or is not a “U.S. person” within the meaning of Regulation S.

          (b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

NEITHER THESE SECURITIES NOR THE SHARES OF COMMON STOCK ISSUABLE PURSUANT HERETO HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, NEITHER THESE SECURITIES NOR ANY SUCH SHARES OF COMMON STOCK MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

     The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a) .

          (c) Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)):

               (i) following a sale or transfer of such Securities pursuant to an effective registration statement, or

               (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or

               (iii) when the restriction described in such legend otherwise cease to be applicable to such Securities.

     4.2 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

     4.3 Securities Laws Disclosure; Publicity. By (i) 9:30 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue a press release, in a form acceptable to the Lead Investor, disclosing the transactions contemplated by the Transaction Documents and the Closing and by (ii) 5:30 p.m. (New York time) on the Trading Day following the Closing Date, the Company will file a Current Report on Form 8-K, disclosing the material terms of the Transaction Documents (and attach as exhibits thereto any Transaction Documents required to be filed under the Securities Act and the Exchange Act). The Company covenants that following such disclosure, the Investors shall no longer be in possession of any material, non-public information with respect to any of the Existing Company Entities. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the registration statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

     4.4 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities hereunder for expansion of its electric vehicles (“EV”) manufacturing capacity, marketing of new EV products and for working capital purposes, acquisitions and/or capital expenditures.

     4.5 Indemnification of Investors.

          (a) The Company Entities and the Major Shareholder (each, an “Indemnifying Party” and together, the “Indemnifying Parties”) will jointly and severally indemnify, defend and hold harmless each of the Investors and its Affiliates and their respective directors, officers, shareholders, subsidiaries, members, controlling persons, partners, employees and agents (each, an “Indemnified Party” and together, the “Indemnified Parties”) to the fullest extent permitted by Legal Requirement from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including reasonable fees, disbursements and other charges of counsel incurred by any Indemnified Party in any action between the Indemnifying Parties and such Indemnified Party or between any Indemnified Party and any third party or otherwise), including all judgments, disbursements, amounts paid in settlements, court costs and costs of investigation in respect thereof (collectively, “Losses”) that any such Indemnified Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by any of the Company Entities in any Transaction Document. The foregoing indemnification shall be subject to the following: (i) no claims made under this Section 4.5 shall be brought against the Company unless such claims exceed in the aggregate $50,000, at which point claims may be made for the full amount of any losses or damages, (ii) the maximum aggregate amount of indemnity under this Section 4.5 shall not exceed the aggregate Investment Amount of the Investor on whose behalf the claim is being made except with respect to fraud and willful misrepresentation, in which case the Company Entities and the Major Shareholder shall be jointly and severally liable for all such Losses. In addition to the indemnity contained herein, the Company will reimburse each Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

          (b) Each Indemnified Party under this Section 4.5 shall, promptly after the receipt of notice of the commencement of any claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Parties under this Section 4.5, notify the Indemnifying Parties of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Parties of any such action shall not relieve the Indemnifying Parties from any liability which it may have to such Indemnified Party (i) other than pursuant to this Section 4.5 or (ii) under this Section 4.5 unless, and only to the extent that, such omission results in the Indemnifying Parties’ forfeiture of substantive and/or procedural rights or defenses. In case any such claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Parties of the commencement thereof, the Indemnifying Parties shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any claim in which both the Indemnifying Parties, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (1) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Parties or (2) a conflict or potential conflict exists between the Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand that would make such separate representation advisable; provided, however, that the Indemnifying Parties (x) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (y) shall reimburse the Indemnified Parties for all of such reasonable fees and expenses of such counsel incurred in any action between the Indemnifying Parties and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. Each of the Indemnifying Parties agrees that it will not, without the prior written consent of the relevant Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim. The Indemnifying Parties shall not be liable for any settlement of any claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. Nothing in this Section 4.5 shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

     4.6 Conversion Shares. At the Closing, the Company shall have authorized and reserved and shall continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred thirty percent (130%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Stock and exercise of the Warrants then outstanding.

     4.7 Trading Market Rules and Regulations. The Company shall, if applicable: (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to one hundred percent (100%) of the number of shares of Common Stock as shall be sufficient to effect the conversion of all of the Series A Preferred Stock and exercise of the Warrants on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Investors evidence of such listing, and (iv) maintain the listing of such Common Stock on any date on such Trading Market or another Trading Market. Prior to the Closing Date, the Company shall obtain the Shareholder Approval, and the Company shall, within thirty (30) calendar days after the Closing Date, file a Preliminary Information Statement on Schedule 14C with the Commission, and, if such Preliminary Information Statement is not reviewed by the Commission, ten (10) calendar days thereafter, shall mail a Definitive Information Statement on Schedule 14C to the non-consenting shareholders in connection therewith (if such Preliminary Information Statement is reviewed by the Commission, the Company shall use their best efforts to respond to any comments the Commission may have to such Preliminary Information Statement and shall mail a Definitive Information Statement to the non-consenting shareholders as soon as practicable following the date such Preliminary Information Statement is cleared by the Commission).

     4.8 [Intentional Omitted].

     4.9 Compliance Covenants Relating to Interim Operations. The Company and the Major Shareholder undertake to the Investors that, unless otherwise approved by the Investors, the Company shall, and the Company and the Major Shareholder shall cause the other Existing Company Entities to, conduct their respective businesses in the ordinary course consistent with past practices and in a prudent manner. From the date hereof and up to Closing, the Existing Company Entities and the Major Shareholder shall inform the Lead Investor of and discuss with the Lead Investor on a regular and ongoing basis (i) any material developments or decisions with respect to the management of the business and assets of the Existing Company Entities or prospects, including, without limitation, any significant new agreements or transactions proposed to be entered into or persons proposed to be employed or terminated in executive management positions, and any other significant developments relating to the business, assets or prospects of the Existing Company Entities and (ii) the status of the Existing Company Entities’ and the Major Shareholder’s progress in fulfilling the closing conditions set forth in Section 4 and consents and/or waivers of third parties, if any. Without limiting the generality of the foregoing, from the date hereof and up to Closing, the Company and the Major Shareholder undertake to the Investors that, unless otherwise approved by the Investors having interest in at least 66 2/3% of the aggregate Investment Amounts, the Company shall not, and the Company and the Major Shareholder shall cause the other Existing Company Entities not to: (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, shares or property or otherwise) or make any other payment on or in respect of its shares; or (ii) incur any indebtedness (other than trade payables and other payables out of the ordinary course of business) of an aggregate amount in excess of US$2 million. From the date hereof and up to Closing, the Company and the Existing Company Entities shall, and the Company and the Existing Company Entities shall within its power cause each other Existing Company Entity to, enter into and conduct any material transactions with any Interested Party on no worse (from Company’s perspective) than an arm’s length basis unless approved by the Investors.

     4.10 Commitment Fee. The Company agrees to pay the Lead Investor a commitment fee of US$290,000. The commitment fee shall be included as a portion of the Reimbursable Fees and Expenses and shall be deducted from the Lead Investor’s Investment Amount pursuant to Section 2.1(b) .

     4.11 EV Qualification.

          (a) Company agrees to cause an appropriate PRC Entity to acquire a car manufacturing company (the “Car Manufacturer”) through acquisition or otherwise within six (6) months after the Closing. Such Car Manufacturer must be listed in the Public Notice on Road Motor Vehicle Production Enterprises and Products (») approved by the Ministry of Industry and Information Technology.

          (b) Each Existing Company Entity agrees to materially comply with any and all EV Laws (including, without limitation, export regulations) applicable to such Existing Company Entity.

     4.12 VIE Documents. The Company agrees to cause the revision of the VIE Documents promptly following any change in the equity interest in SFJV held by Haoyan.

     4.13 Construction. Within six (6) months of the Closing Date, the Company shall obtain the following in connection with the finished products warehouse ( ), dormitory ( ) and office building ( ) of the PRC Entities: (1) the construction project planning permits (») from the competent planning authority; and (2) the project construction permits (») with the Zhaoqing High-and-New Technology Development Zone Planning and Construction Bureau. Within eighteen (18) months of the Closing Date, the Company shall obtain the requisite property ownership certificates with respect to the foregoing properties.

     4.14 Environment. Within six (6) months of the Closing Date, the Company shall obtain the specification approval certificates of National Standard III for pollutants emissions for all its currently manufactured motorcycles specifications for domestic sale

     4.15 Off-road All-terrain Vehicles. Within six (6) months of the Closing Date, the Company shall obtain Special Purpose Equipment Production Permit ( ) for off-road all-terrain vehicles sold within territory of the PRC.

     4.16 Security Pledge. Within forty-five (45) days of the Closing, the Major Shareholder shall cause the charge over shares evidenced by the a stock pledge agreement relating to up to 51% of the outstanding equity in Haoyan to be approved by the Zhaoqing MOFCOM and the Foreign Trade and Economic Bureau in Zhaoqing High-and-New Technology Development Zone and to be registered with the local branch of SAIC.

     4.17 Auditors. Within thirty (30) days of the Closing, the Company shall appoint a Big Four Accounting Firm to serve as the Company’s independent registered public accounting firm. All necessary stockholder ratifications related thereto shall be obtained and all necessary SEC Reports related thereto shall be properly filed.

     4.18 D&O Insurance. Within thirty (30) days of the Closing, the Company shall (i) purchase and maintain directors’ and officers’ liability insurance policies for the benefit of the Investor Director for an insured amount to be reasonably determined by the Lead Investor; and (ii) deliver to the Investor Director (or his alternate), a copy of the policy documents in relation to such insurance.

     4.19 Jiangmen Jinhao. Within sixty (60) days of the Closing, the Company and the Major Shareholder shall cause the completion of the dissolution of Jiangmen Jinhao Motorcycle Co., Ltd. ( ).

     4.20 Compliance with Companies Ordinance. As soon as possible, but in any event within ninety (90) days, following the Closing, the HK Company shall, and the other Warrantors shall cause the HK Company to, report to the Hong Kong Companies Registry the failure by the sole director of the HK Company to lay before the HK Company at the HK Company’s annual general meetings the profit and loss accounts and balance sheets of the Company and use its best efforts to obtain from the Hong Kong Companies Registry a decision as to whether enforcement actions will be pursued by the Hong Kong Companies Registry in connection with such failure. The HK Company shall, and the other Warrantors shall cause the HK Company to, comply with applicable provisions of the Hong Kong Companies Ordinance (Chapter 32, Laws of Hong Kong) in all material respects.

ARTICLE 5
CONDITIONS PRECEDENT TO CLOSING

     5.1 Conditions Precedent to the Obligations of the Investors to Purchase Units. The obligation of each Investor to acquire Units at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

          (b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

          (d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

          (e) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

          (f) Series A Certificate of Designation. The Company shall have filed with the Secretary of State of Nevada the Series A Certificate of Designation substantially in the form of Exhibit B attached hereto;

          (g) Opinion of PRC Counsel. The Investors shall have received an opinion of PRC counsel to the Company in form and substance reasonably satisfactory to the Investors;

          (h) Opinion of Hong Kong Counsel. The Investors shall have received an opinion of Hong Kong counsel to the Investors in form and substance reasonably satisfactory to the Investors;

          (i) Opinion of Nevada Counsel. The Investors shall have received an opinion of Nevada counsel to the Company in form and substance reasonably satisfactory to the Investors;

          (j) Opinion of BVI Counsel. The Investors shall have received an opinion of BVI counsel to the Investors in form and substance reasonably satisfactory to the Investors;

          (k) Opinion of New York Counsel. The Investors shall have received an opinion of New York counsel to the Company in form and substance reasonably satisfactory to the Investors;

          (l) Completion of Due Diligence. The Lead Investor shall have completed satisfactory financial, legal and accounting due diligence;

          (m) Stockholder Approval. If the Common Stock is listed on a Trading Market and the issuance of the Shares as contemplated under the Transaction Documents would exceed that number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Trading Market on which it is listed, then the Company shall have obtained the approval of its stockholders as required by the applicable rules of the Trading Market for issuances of the Shares in excess of such amount;

          (n) Investment Committee Approval. The Lead Investor shall have obtained the approvals from its Investment Committee, if any, on the purchase of the Securities;

          (o) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.6;

          (p) Completion of RTO. The acquisition of the BVI Company by the Company and the issuance of controlling stake of no less than 95% in the Company to the Major Shareholder shall have been completed.

          (q) Investors’ Rights Agreement. The Company and the Major Shareholder shall have executed and delivered an Investors’ Rights Agreement, substantially in the form of Exhibit E.

          (r) Director Indemnification Agreement. The Company shall have executed with and delivered to the Investor Director an Indemnification Agreement, in the form of Exhibit F.

          (s) Intellectual Property.

               (i) The Company shall have stopped paying all patent use fees and terminated three patent contracts with Lin Xiangzhong and Zhu Mingao entered into on October 1, 2008 (the “Patent Contracts”) and shall have entered into a license agreement with Lin Xiangzhong, pursuant to which the Company shall be licensed to use the patents referenced in the Patent Contracts free of charge.

               (ii) Each key employee, senior management and employee who is or was involved in the research and development or other technical aspects of any Existing Company Entity has executed an agreement with such Existing Company Entity regarding confidentiality, proprietary information, assignment of inventions and non-competition in the form or forms delivered to the counsel for the Lead Investor.

          (t) Reporting System. The Company shall provide to the Lead Investor, and the Lead Investor shall approve, an improvement plan on the accounting and reporting system of the Company.

          (u) Security Pledge. Each of the Major Shareholder and the Investors shall have executed and delivered the Pledge Agreement.

          (v) Insurance Coverage. The Company shall obtain the insurance policies to the extent required by all applicable Legal Requirements, and to the extent it is normal to do so by companies engaged in business of a nature and scale similar to the Company.

          (w) Shenzhen Jinhao. The Major Shareholder shall have caused the transfer of Shenzhen Jinhao Dawang Export & Import Co., Ltd. ( ) to an unrelated third party.

          (x) Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Investors at Closing a certificate certifying that the conditions set forth in Sections 5.1(a), 5.1(b), 5.1(d), 5.1(f), 5.1(l), 5.1(p), and 5.1(s) to 5.1(w) have been fulfilled.

          (y) Officer’s Certificate. The Chief Executive Officer of the Company shall deliver to the Investors at the Closing a certificate attaching (i) a certified copy of the Certificate of Designation as then in effect, (ii) copies of all resolutions approved by the shareholders and board of directors of the Company related to the transactions contemplated hereby, (iii) certificate of incumbency of the Company, and (iv) such other documents or certificates as the Investors may reasonably request.

          (z) Escrow Agreement and Payment Instruction. The Company, the Placement Agent and the Escrow Agent shall have executed and delivered the Escrow Agreement. The Company and the Placement Agent shall have executed and delivered to the Escrow Agent an irrevocable payment instruction pursuant to the Escrow Agreement and such irrevocable payment instruction is in form and substance reasonably satisfactory to the Investors.

     5.2 Conditions Precedent to the Obligations of the Company to Sell Units. The obligation of the Company to sell Units at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

          (b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

          (d) Investors Deliverables. Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b); and

          (e) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.6.

ARTICLE 6
MISCELLANEOUS

     6.1 Fees and Expenses.

          (a) Upon the occurrence of the Closing, the Company shall be responsible for all fees, expenses and/or consideration due to: (i) the Investors as provided in the Transaction Documents, (ii) the Placement Agent as provided in the Syndication Engagement Letter for Guangdong JinHao Motorcycle Company, Ltd. dated November 16, 2009 by and between the Company and the Placement Agent (the “Placement Agent Agreement”), and (iii) to the respective accountants, attorneys or other experts of the Company and the Investors, in the amounts specified in a schedule provided to the Company before the Closing (the “Closing Disbursements Schedule”), which shall be attached with all the invoices evidencing such expenses. In the event that there are additional fees, expenses and/or consideration in connection with the transactions contemplated herein due to the Investors, Placement Agent, or their respective accountants, attorneys or other experts, the Company shall pay such amounts within seven (7) days of the receipt of an invoice from such party pursuant to this Section 6.1(a) .

          (b) In the event the Closing shall have not occurred as elected by the Company or due to the non-fulfillment by the Company of the closing conditions set forth in Section 5.1, the Company shall be responsible for all fees, expenses and/or consideration due to: (i) the Investors as provided in the Transaction Documents (to the extent such fees, expenses and/or consideration are payable regardless of failure to close due to the events set forth herein), (ii) the Placement Agent as provided in the Placement Agent Agreement (to the extent such fees, expenses and/or consideration are payable regardless of failure to close due to the events set forth herein), and (iii) to the respective accountants, attorneys or other experts of the Company and the Investors, in the amounts specified in a schedule (the “Company Non-Closing Disbursement Schedule”) provided to the Company, which shall be attached with all the invoices evidencing such expenses, on the date (the “Company Non-Closing Date”) that is the earliest of (i) the date on which the Company elects not to proceed with the Closing, (ii) the Investors have reasonably determined that the closing conditions set forth in Section 5.1 cannot be satisfied by the Company, and (iii) the Outside Date, and shall pay such costs within seven (7) days of the Company Non-Closing Date. In the event that there are additional fees, expenses and/or consideration in connection with the transactions contemplated herein due to the Investors, Placement Agent, or their respective accountants, attorneys or other experts, the Company shall pay such amounts within seven (7) days of the receipt of an invoice from such party pursuant to this Section 6.1(b) .

          (c) In the event the Closing shall have not occurred as elected by the Investors or due to the non-fulfillment by any Investor of the closing conditions set forth in Section 5.2, the Company shall be responsible for: all the fees, expenses and/or consideration due to: (i) the Investors as provided in the Transaction Documents (to the extent such fees, expenses and/or consideration are payable regardless of failure to close due to the events set forth herein), (ii) the Placement Agent as provided in the Placement Agent Agreement (to the extent such fees, expenses and/or consideration are payable regardless of failure to close due to the events set forth herein), and (iii) to the respective accountants, attorneys or other experts of the Company and the Investors, in the amounts specified in the a schedule (the “Investor Non-Closing Disbursement Schedule”) provided to the Company, which shall be attached with all the invoices evidencing such expenses, on the date (the “Investor Non-Closing Date”) that is the earlier of (i) the date on which the Investors elect not to proceed with the Closing, (ii) the Company has reasonably determined that the closing conditions set forth in Section 5.2 cannot be satisfied by the Investors, and (iii) the Outside Date, and shall pay such costs within seven (7) days of the Investor Non-Closing Date. In the event that there are additional fees, expenses and/or consideration in connection with the transactions contemplated herein due to the Investors, Placement Agent, or their respective accountants, attorneys or other experts, the Company shall pay such amounts within seven (7) days of the of the receipt of an invoice from such party pursuant to this Section 6.1(c) .

          (d) All amounts that any Investor or its accountants, attorneys or other experts are entitled to pursuant to the Closing Disbursements Schedule shall be included as a portion of the Reimbursable Fees and Expenses and shall be deducted from such Investor’s Investment Amount pursuant to Section 2.1(b) . The deduction of such accountable Reimbursable Fees and Expenses shall relieve the Company from any liability for such accountable Reimbursable Fees and Expenses of each respective Investor or to the attorneys, accountants, or other experts of such Investor.

     6.2 Share Issuance Limitations. In the event (i) upon conversion of the Series A Preferred Stock, or (ii) upon exercise of the Warrants, the aggregate number of shares of Common Stock issued thereunder would exceed 9,599,607 shares of Common Stock (the “Exchange Cap”), the Company will undertake all actions in order to avoid breaching the Company’s obligations under the rules or regulations of any applicable Trading Market, including, but not limited to: (A) obtaining the approval of its stockholders as required by the applicable rules of such Trading Market for issuances of Common Stock in excess of such amount or (B) obtaining a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Investors.

     6.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.4 prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.4 on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Jinhao Motor Company
Dawang Industrial Park
Zhaoqing Hi-Tech Exploit Area
Guangdong Province, PRC
Facsimile: (86) 0758-3625311
Attention: Chief Executive Officer

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
50 Fremont
San Francisco, CA 94105-2228
Facsimile: (415)983-1200
Attn.: Scott Kline, Esq.

If to an Investor:

To the address set forth under such Investor’s name on the signature pages hereof;

If to the Major Shareholder:

Mr. Tsoi Chak Shing
Jinhao Motor Company
Dawang Industrial Park
Zhaoqing Hi-Tech Exploit Area
Guangdong Province, PRC
Facsimile: (86) 0758-3625311

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
50 Fremont
San Francisco, CA 94105-2228
Facsimile: (415)983-1200
Attn.: Scott Kline, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     6.5 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, the Major Shareholder and the Investors holding a 66 2/3% majority of the Securities subscribed for by Investors (excluding any Investors that are Affiliates of the Company). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares. With prior written approval from the Lead Investor, a Person can, without the need for approval by any other Investors to this Agreement, become a Party to this Agreement by executing and delivering a joinder signature page hereto before the Outside Date, whereupon such Person will be deemed an Investor for all purposes of this Agreement and will be automatically added to Exhibit A hereto.

     6.6 Termination. This Agreement may be terminated, and the transactions contemplated thereby may be abandoned at any time prior to Closing:

          (a) by written agreement of an Investor (as to itself but no other Investor) and the Company;

          (b) by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.6(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time;

          (c) by either the Company or any Investor in the event that any Governmental Body restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and non-appealable; or

          (d) upon written notice from an Investor (as to itself but no other Investor), in the event of a material breach of this Agreement by the Company or the Major Shareholder, if such breach has not been cured within five (5) Business Days following notification thereof.

     In the event of a termination pursuant to this Section 6.6, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.6, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under this Agreement as a result therefrom (other than for those obligations which are intended, expressly or implicitly, to survive the termination of this Agreement); provided, however, that no such termination of this Agreement shall relieve any party of any liability for breaches of this Agreement occurring prior to the date of termination.

     6.7 Construction; Interpretation. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. The words “including,” “include” and other words of similar import shall be deemed to be followed by the words “without limitation.”

     6.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Investors.

     6.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     6.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Any dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereof, or the breach, termination or invalidity thereof, shall be settled by arbitration in Hong Kong under the UNCITRAL Arbitration Rules in accordance with the Hong Kong International Arbitration Centre Procedures for the Administration of International Arbitration in force at the date hereof. The place of the arbitration shall be Hong Kong and the language of the arbitration shall be English. There shall be only one arbitrator.

     6.11 Survival. The representations, warranties, agreements and covenants contained in or made pursuant to Section 3.1(a) through Section 3.1(g) shall survive the execution and delivery of this Agreement and the Closing indefinitely, (ii) the warranties, representations and covenants of the contained in or made pursuant to Section 3.1(h) through Section 3.1(ii) (other than Section 3.1(t)), shall survive the execution and delivery of this Agreement and the Closing the until the date which is twenty-four (24) months from the date of this Agreement, (iii) the warranties, representations and covenants of the Warrantors contained in or made pursuant to Section 3.1(t) shall survive the execution and delivery of this Agreement and the Closing the until the expiration of the applicable statute of limitations (including all periods of extension, whether automatic or permissive) with respect to matters covered by such Section 3.1(t), and (iv) the warranties, representations and covenants contained in or made pursuant to Section 3.2 shall survive the execution and delivery of this Agreement and the Closing until the date which is twenty-four (24) months from the date of this Agreement.

     6.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

     6.13 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

     6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

     6.15 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the parties hereto as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties hereto are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Nothing in this Agreement shall be deemed to constitute any party the trustee or agent of any other party for any other purpose, or entitle any party to commit or bind any other party (or its Affiliates) in any manner. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

     6.16 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK --
SIGNATURE PAGES FOLLOW]

Exhibit 10.1

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JINHAO MOTOR COMPANY

By:	/s/ Tsoi Chak Shing
Name:	Tsoi Chak Shing
Title:	Chairman

JINHAO POWER HOLDINGS LIMITED

By:	/s/ Tsoi Chak Shing
Name:	Tsoi Chak Shing
Title:	Director

JINHAO MOTORCYCLE COMPANY LIMITED

By:	/s/ Tsoi Chak Shing
Name:	Tsoi Chak Shing
Title:	Director

GUANGDONG JINHAO MOTORCYCLE CO., LTD.

By:	/s/ Tsoi Chak Shing
Name:	Tsoi Chak Shing
Title:	Director

JINHAO MOTOR COMPANY – SERIES A SECURITIES PURCHASE AGREEMENT
SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JINHAO NEW ENERGY (ZHAOQING)
DEVELOPMENT CO., LTD.

By:	/s/ Tsoi Chak Shing
Name:	Tsoi Chak Shing
Title:	Director

TSOI CHAK SHING

/s/ Tsoi Chak Shing

JINHAO MOTOR COMPANY – SERIES A SECURITIES PURCHASE AGREEMENT
SIGNATURE PAGE

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

4,342,896 Units	Aggregate	Subscription	Price:
US$19,000,000

Name and Address of Investor:	Registration Instructions (if different):

DBS Nominees (Private) Limited
Name of Investor (please print)	Name

By: /s/ Stanley Leung
Authorized Signature	Account Reference, if applicable
Senior Vice President
Official Capacity or Title (please print)

Stanley Leung
(Please print name of signatory if different	Address, including postal code
from the name of the Investor printed above.)
Delivery Instructions (if different):
Investor’s Address:

Name
6 Shenton Way, DBS Building Tower One,

#30-01, Singapore 068809	Account Reference, if applicable

Telephone Number: (+65)6878-6446

Fax Number: (+65)6220-7487
Address, including postal code
E-mail Address:
Telephone Number

JINHAO MOTOR COMPANY – SERIES A SECURITIES PURCHASE AGREEMENT
SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

1,142,867 Units	Aggregate	Subscription	Price:
US$5,000,000

Name and Address of Investor:	Registration Instructions (if different):

The Islamic Bank of Asia Limited	DBS NOMINEES (PRIVATE) LIMITED
Name of Investor (please print)	Name

By: /s/ Tan Jeh Wuan	The Islamic Bank of Asia Limited
Authorized Signature	SG0700071323
Managing Director	Account Reference, if applicable
Official Capacity or Title (please print)

DBS NOMINEES (PRIVATE) LIMITED
60 ALEXANDRA TERRACE
#05-27 THE COMTECH
SINGAPORE 118502
Tan Jeh Wuan
(Please print name of signatory if different	Address, including postal code
from the name of the Investor printed above.)
Delivery Instructions (if different):
Investor’s Address:

6 Shenton Way, DBS Building Tower One,	Name

#01-01/02, Singapore 068809	Account Reference, if applicable

Telephone Number: +65 6878 9826

DBS NOMINEES (PRIVATE) LIMITED
60 ALEXANDRA TERRACE
Fax Number: +65 6878 8208	#05-27 THE COMTECH, LOBBY C
SINGAPORE 118502

Address, including postal code

E-mail Address:	+65-68788257
Telephone Number

Name and Address of Investor:	Registration Instructions (if different):

The Islamic Bank of Asia Limited	DBS NOMINEES (PRIVATE) LIMITED

JINHAO MOTOR COMPANY – SERIES A SECURITIES PURCHASE AGREEMENT
SIGNATURE PAGE

Name of Investor (please print)	Name

By: /s/ Tan Jeh Wuan	The Islamic Bank of Asia Limited
Authorized Signature	SG0700071323
Managing Director	Account Reference, if applicable
Official Capacity or Title (please print)

DBS NOMINEES (PRIVATE) LIMITED
60 ALEXANDRA TERRACE
#05-27 THE COMTECH
SINGAPORE 118502
Tan Jeh Wuan
(Please print name of signatory if different	Address, including postal code
from the name of the Investor printed above.)
Delivery Instructions (if different):
Investor’s Address:

6 Shenton Way, DBS Building Tower One,	Name

#01-01/02, Singapore 068809	Account Reference, if applicable

Telephone Number: +65 6878 9826

DBS NOMINEES (PRIVATE) LIMITED
60 ALEXANDRA TERRACE
#05-27 THE COMTECH, LOBBY C
Fax Number: +65 6878 8208	SINGAPORE 118502

Address, including postal code

E-mail Address:	+65-68788257
Telephone Number

JINHAO MOTOR COMPANY – SERIES A SECURITIES PURCHASE AGREEMENT
SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

1,371,441 Units	Aggregate	Subscription	Price:
US$6,000,000

Name and Address of Investor:	Registration Instructions (if different):

Profit Tone Global Investments
Name of Investor (please print)	Name

By: /s/ Liu, Hao
Authorized Signature	Account Reference, if applicable

Sole Owner
Official Capacity or Title (please print)

Liu, Hao
(Please print name of signatory if different	Address, including postal code
from the name of the Investor printed above.)
Delivery Instructions (if different):
Investor’s Address:

Suites 3702-04. 37/F, Tower 6, The	Name
Gateway, Harbour City, TST, Kowloon
Hong Kong, China

Account Reference, if applicable

Telephone Number: 852.3719.9399

Fax Number: 852.3719.9328
Address, including postal code

E-mail Address:
Telephone Number

JINHAO MOTOR COMPANY – SERIES A SECURITIES PURCHASE AGREEMENT
SIGNATURE PAGE

Exhibit 10.1

EXHIBIT A

______________________________________________

SCHEDULE OF BUYERS

			Investment		Shares of Series A Redeemable
No.	Investor Name	Investor Address	Amount (US$)	Units Purchased	Convertible Preferred Stock	Warrants
1.	DBS Nominees (Private) Limited	6 Shenton Way, #30-01 DBS Building Tower One Singapore 068809	19,000,000	4,342,896	4,342,896	2,171,448
2.	The Islamic Bank of Asia Limited	6 Shenton Way #01-01/02 DBS Building Tower 1 Singapore 068809	5,000,000	1,142,867	1,142,867	571,433
3.	Profit Tone Global Investments	Suites 3702-04. 37/F, Tower 6, The Gateway, Harbour City, TST, Kowloon Hong Kong, China	6,000,000	1,371,441	1,371,441	685,720